UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2021

WARRIOR MET COAL, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38061	81-0706839
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

16243 Highway 216 Brookwood, Alabama	35444
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (205) 554-6150

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	HCC	New York Stock Exchange
Rights to Purchase Series A Junior Participating Preferred Stock, par value $0.01 per share	—	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01.	Regulation FD Disclosure.

Redemption of Existing Notes

On November 18, 2021, in connection with the commencement of a private offering (the “Proposed Offering”) of $350.0 million aggregate principal amount of senior secured notes due 2028 (the “Notes”) of Warrior Met Coal, Inc. (the “Company”), the Company delivered to the holders of its 8.00% senior secured notes due 2024 (the “Existing Notes”) (with a copy to Wilmington Trust, National Association, as trustee (the “Existing Notes Trustee”) for the Existing Notes) a conditional notice of optional full redemption (the “Conditional Redemption Notice”) with respect to all of the outstanding Existing Notes (the “Existing Notes Redemption”). The Company’s obligation to redeem the Existing Notes is conditioned upon the successful completion of the Proposed Offering (the “Condition Precedent”). In the Existing Notes Redemption, the Company will redeem all the Existing Notes at a cash redemption price equal to 102.000% of the principal amount thereof plus accrued and unpaid interest thereon to the scheduled redemption date of December 18, 2021 (the “Redemption Date”) (subject to satisfaction of the conditions set forth in the Conditional Redemption Notice) (the “Redemption Price”). On the closing date of the Proposed Offering, the Company intends to use all of the net proceeds from the Proposed Offering, together with cash on hand, to satisfy and discharge the indenture governing the Existing Notes (the “Existing Notes Indenture”) by making an irrevocable deposit with the Existing Notes Trustee of funds sufficient to pay the Redemption Price plus accrued and unpaid interest for the Existing Notes on the scheduled Redemption Date (approximately $353.9 million) plus any other amounts due under the Existing Notes Indenture. Following the redemption, no Existing Notes will remain outstanding.

If the Condition Precedent has been satisfied, on and after the Redemption Date, interest on the Existing Notes will cease to accrue in accordance with the Existing Notes Indenture, unless the Company defaults in paying the Redemption Price, and the only remaining right of holders of the Existing Notes will be to receive payment of the Redemption Price.

This Current Report on Form 8-K does not constitute a notice of redemption under the Existing Notes Indenture and is qualified in its entirety by reference to the Conditional Redemption Notice.

Amendment and Restatement of ABL Facility

Concurrently with the closing of the Proposed Offering, the Company expects to enter into, and has obtained commitments regarding, the Second Amended and Restated Asset-Based Revolving Credit Agreement (the “Second Amended and Restated Credit Agreement”), by and among the Company and certain of its subsidiaries, as borrowers, the guarantors party thereto, the lenders from time to time party thereto and Citibank, N.A. as administrative agent, which will amend and restate in its entirety the existing Amended and Restated Asset-Based Revolving Credit Agreement (the “ABL Facility”) and, among other things (i) extend the maturity date of the ABL Facility to the fifth anniversary date of the closing of the Proposed Offering; (ii) change the calculation of the interest rate payable on borrowings from being based on London Interbank Offered Rate to be based on Secured Overnight Financing Rate, with corresponding changes to the applicable interest rate margins with respect to such borrowings, (iii) amend certain definitions related to the calculation of the borrowing base; (iv) increase the commitments that may be used to issue letters of credit to $65.0 million; and (v) amend certain baskets contained in the covenants to conform to the baskets contained in the indenture that will govern the Notes. The Second Amended and Restated Credit Agreement will allow the Company to borrow up to $132 million through October 14, 2023, and thereafter up to $116 million through November 2026, subject to meeting borrowing base and other conditions therein. The closing of the Proposed Offering is conditioned upon the consummation of the Second Amended and Restated Credit Agreement.

Preliminary Offering Circular Disclosure

The Company is furnishing herewith the following information included in the confidential preliminary offering circular, dated November 18, 2021, relating to the Proposed Offering:

As of September 30, 2021, the Company had approximately $470.2 million available to make Restricted Payments using the Company’s Cumulative Credit basket under the Existing Notes Indenture, subject to making a Restricted Payment Offer and compliance with the Fixed Charge Coverage Ratio test of at least 2.00 to 1.00 and no default conditions as set forth in the Existing Notes Indenture.

As of November 18, 2021, the Company had approximately $58.8 million of remaining unused Declined Amounts (as defined in the Existing Notes Indenture) available to make Restricted Payments or for any other purpose not otherwise prohibited under the Existing Notes Indenture, as a result of the making of the Restricted Payment Offer (as defined in the Existing Notes Indenture) that was consummated on March 22, 2019.

The information being furnished in this Item 7.01 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be incorporated by reference into a filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01.	Other Events

On November 18, 2021, the Company issued a press release announcing that it commenced the Proposed Offering. The Company expects to use the net proceeds of the offering of the Notes, together with cash on hand, to fund the Existing Notes Redemption, including payment of the redemption premium in connection with such redemption.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

This Current Report on Form 8-K is neither an offer to sell nor a solicitation of an offer to buy any of the Notes in the Proposed Offering and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

Forward-looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements, other than statements of historical facts, included in this Current Report on Form 8-K that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. The words “believe,” “expect,” “anticipate,” “plan,” “intend,” “estimate,” “project,” “target,” “foresee,” “should,” “would,” “could,” “potential,” or other similar expressions are intended to identify forward-looking statements. However, the absence of these words does not mean that the statements are not forward-looking. These forward-looking statements represent management’s good faith expectations, projections, guidance or beliefs concerning future events, and it is possible that the results described in this Current Report on Form 8-K will not be achieved. Specifically, the Company cannot assure you that the Proposed Offering, the Existing Notes Redemption and the execution of the Second Amended and Restated Credit Agreement described above will be consummated on the terms the Company currently contemplates, if at all. Information concerning these and other factors can be found in the Company’s filings with the Securities and Exchange Commission (“SEC”), including its Annual Report on Form 10-K for the year ended December 31, 2020 and Form 10-Q for the quarterly period ended September 30, 2021 and other reports filed from time to time with the SEC.

Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, the Company does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time, and it is not possible for the Company to predict all such factors.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Exhibit Description

99.1	Press Release, dated November 18, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Warrior Met Coal, Inc.

Date: November 18, 2021	By:	/s/ Dale W. Boyles
Dale W. Boyles
Chief Financial Officer